                                                                     EXHIBIT 5


     [LETTERHEAD OF HALL, DICKLER, LAWLER, KENT & FRIEDMAN APPEARS HERE]


                                                                   April 1, 1994

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Registration Statement on Form S-8
     of Capital Cities/ABC, Inc.
     ----------------------------------

Gentlemen/Ladies:

     As special counsel to Capital Cities/ABC, Inc.(the "Company"), we are familiar with the Registration Statement of the Company on Form S-8 dated
April 1, 1994 under the Securities Act of 1933 (the"Registration Statement"), and the Prospectus which forms a part thereof (the "Prospectus"), covering 200,000 shares of common stock, par value $1 per share, of the Company (the "Common Stock") as may be purchased by the trustee (the "Trustee") from time to time at market price for employees participating in the Capital Cities/ABC, Inc. Savings & Investment Plan as amended to date (the "Plan") and which includes an indeterminate amount of Plan Interests.

     We have examined such corporate records, other documents and matters of fact and law as we have considered necessary for the purpose of rendering this opinion, including the Restated Certificate of Incorporation of the Company, as amended, the By-laws of the Company, minutes of meeting of directors and shareholders of the Company, the Plan, the Registration Statement and the Prospectus.

     Based on the foregoing, it is our opinion that the Common Stock to be purchased in the open market from time to time by the Trustee and the authorized but unissued shares of Common Stock or shares of Common Stock held as treasury stock to be purchased by the Trustee or contributed by the Company pursuant to the Plan, when issued and delivered in the manner described in the Prospectus and in accordance with the provisions of the Plan, will be duly and validly issued and outstanding, fully paid and nonassessable, shares of Common Stock of the Company.

     We consent to all references to us in the Registration Statement, including all references to us in the Prospectus.

                          Very truly yours,

                          /s/ Hall, Dickler, Lawler, Kent & Friedman

                          HALL, DICKLER, LAWLER, KENT & FRIEDMAN


- --------------------------------------------------------------------------------